Exhibit 99.1

Bronco Drilling Company, Inc. Announces Second Quarter 2007 Results

OKLAHOMA CITY, August 3, 2007 (BUSINESS WIRE)—Bronco Drilling Company, Inc., (Nasdaq/GM:BRNC), announced today financial and operational results for the three months ended June 30, 2007.

Revenues for the second quarter of 2007 were $74.7 million compared to $78.9 million for the first quarter and $67.1 million for the second quarter of 2006. Average operating rigs for the second quarter of 2007 grew to 52 from 51 for the previous quarter. The growth in rigs is due to the continued refurbishment and deployment of rigs from the Company’s inventory. Revenue days for the quarter decreased to 3,624 from 3,631 for the previous quarter and from 3,631 for the second quarter of 2006. Utilization for the second quarter of 2007 was 76% compared to 79% for the previous quarter and 92% for the second quarter of 2006. Average daily cash margins for the quarter ended June 30, 2007, were $7,941 compared to $9,282 for the previous quarter and $9,347 for the second quarter of 2006. Net income for the second quarter of 2007 was $8.7 million compared to $11.4 million for the previous quarter and $14.7 million for the second quarter of 2006. The Company generated EBITDA of $25.8 million for the second quarter of 2007 compared to $31.0 million for the previous quarter and $30.6 million for the second quarter of 2006. The Company’s fully diluted earnings per share for the quarter ended June 30, 2007, was $0.33 based on 26.1 million shares.

Conference Call

Bronco Drilling’s management will host a conference call to discuss the second quarter results on Friday, August 3, 2007 at 11:00 a.m. Eastern Time. To participate in the call, dial 866-825-3354 or internationally dial 617-213-8063 using the participant code 50918178. Individuals interested in participating in the call should call at least five minutes prior to the call. The conference call will also be available via the Internet at http://phx.corporate-ir.net/phoenix.zhtml?c=191804&p=irol-IRHome. Please go to the website at least fifteen minutes prior to the call to register, download and install any necessary software. For those who cannot listen to the live call, a replay will be available through September 3, 2007 at 888-286-8010 or internationally at 617-801-6888 using the passcode 39394710. Also, an archive of the webcast will be available at the following link http://phx.corporate-ir.net/phoenix.zhtml?c=191804&p=irol-IRHome.

About Bronco Drilling

Bronco Drilling Company, Inc., a publicly held company headquartered in Edmond, Oklahoma, is a provider of contract land drilling services to oil and natural gas exploration and production companies. Bronco's common stock is quoted on The Nasdaq Global Market under the symbol “BRNC.” For more information about Bronco Drilling Company, Inc., visit http://www.broncodrill.com.

Bronco Drilling Company, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands except share par value)

	June 30,	December 31,
	2007	2006
ASSETS	(Unaudited)

CURRENT ASSETS
Cash and cash equivalents	$4,823	$10,608
Receivables
Trade and other, net of allowance for doubtful accounts of
$1,178 and $400 in 2007 and 2006, respectively	58,690	60,282
Contract drilling in progress	3,390	1,989
Income tax receivable	1,223	-
Current deferred income taxes	456	155
Prepaid expenses	1,213	338

Total current assets	69,795	73,372

PROPERTY AND EQUIPMENT - AT COST
Drilling rigs and related equipment	453,271	396,499
Transportation, office and other equipment	39,543	29,928
	492,814	426,427
Less accumulated depreciation	64,668	44,505
	428,146	381,922

OTHER ASSETS
Goodwill	22,144	21,280
Restricted cash and deposit	2,745	2,600
Intangibles, net, and other	6,355	3,314
	31,244	27,194

	$529,185	$482,488

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$15,169	$19,677
Accrued liabilities
Payroll related	7,916	7,587
Deferred revenue and other	3,562	4,180
Income tax payable	-	3,724
Current maturities of long-term debt	901	636

Total current liabilities	27,548	35,804

LONG-TERM DEBT, less current maturities	66,531	64,091

DEFERRED INCOME TAXES	58,223	42,608

COMMITMENTS AND CONTINGENCIES (Note 6)

STOCKHOLDERS' EQUITY
Common stock, $.01 par value, 100,000 shares authorized;
26,019 and 24,938 shares issued and outstanding
at June 30, 2007 and December 31, 2006	260	250

Additional paid-in capital	296,142	279,355

Retained earnings	80,481	60,380
Total stockholders' equity	376,883	339,985

	$529,185	$482,488

Bronco Drilling Company, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
	(Unaudited)		(Unaudited)
REVENUES
Contract drilling revenues, including
0%, 4%, 2% and 4% to related parties	$69,291	$67,110	$143,870	$123,497
Well service	5,429	-	9,831	-
	74,720	67,110	153,701	123,497
EXPENSES
Contract drilling	40,514	33,171	81,313	60,895
Well service	3,280	-	5,922	-
Depreciation and amortization	10,894	6,805	22,099	12,742
General and administrative	5,399	3,576	10,091	7,050
	60,087	43,552	119,425	80,687

Income from operations	14,633	23,558	34,276	42,810

OTHER INCOME (EXPENSE)
Interest expense	(795)	(280)	(2,062)	(365)
Loss from early extinguishment of debt	-	-	-	(1,000)
Interest income	203	77	250	123
Other	101	121	166	170
	(491)	(82)	(1,646)	(1,072)
Income before income taxes	14,142	23,476	32,630	41,738
Income tax expense	5,428	8,747	12,529	15,663

NET INCOME	$8,714	$14,729	$20,101	$26,075

Income per common share-Basic	$0.33	$0.59	$0.77	$1.08

Income per common share-Diluted	$0.33	$0.59	$0.77	$1.08

Weighted average number of shares outstanding-Basic	26,019	24,938	25,963	24,227

Weighted average number of shares outstanding-Diluted	26,116	24,958	26,028	24,252

Non-GAAP Financial Measures

This press release includes a presentation of average daily cash margin and EBITDA which are not financial measures recognized under generally accepted accounting principles, or GAAP. Average daily cash margin is a non-GAAP financial measure equal to net income, the most directly comparable GAAP financial measure, minus well service revenue, plus well service expense, income tax expense, other expense, general and administrative expense and depreciation and amortization, and divided by revenue days for the period. EBITDA is a non-GAAP financial measure equal to net income, the most directly comparable GAAP financial measure, plus interest expense, income tax expense and depreciation and amortization. We have presented average daily cash margin and EBITDA because we use these metrics as an integral part of our internal reporting to measure our performance and to evaluate the performance of our senior management. We consider these metrics to be important indicators of the operational strength of our business. A limitation of these metrics, however, is that they do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Management evaluates the costs of such tangible and intangible assets and the impact of related impairments through other financial measures, such as capital expenditures, investment spending and return on capital. Therefore, we believe that average daily cash margin and EBITDA provide useful information to our investors regarding our performance and overall results of operations. Neither average daily cash margin nor EBITDA is intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, either net income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. In addition, neither of these metrics is intended to represent funds available for dividends, reinvestment or other discretionary uses, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. These non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in our various agreements.

The following presents a reconciliation of average daily cash margin and EBITDA to net income, the most directly comparable GAAP financial measure (in thousands, except revenue days and average daily cash margin):

	Three Months Ended		Three Months Ended
	June 30,		March 31,
	2007	2006	2007
	(Unaudited)		(Unaudited)
Reconciliation of average daily
cash margin to net income:
Net income	$8,714	$14,729	$11,386
Well service revenue	(5,429)	-	(4,403)
Well service expense	3,280	-	2,642
Income tax expense	5,428	8,747	7,101
Other expense	491	82	1,077
General and administrative	5,399	3,576	4,693
Depreciation and amortization	10,894	6,805	11,205

Drilling margin	28,777	33,939	33,701

Revenue days	3,624	3,631	3,631

Average daily cash margin	$7,941	$9,347	$9,282

	Three Months Ended		Three Months Ended
	June 30,		March 31,
	2007	2006	2007
	(Unaudited)		(Unaudited)
Calculation of EBITDA:
Net income	$8,714	$14,729	$11,386
Interest expense	795	280	1,268
Income tax expense	5,428	8,747	7,101
Depreciation and amortization	10,894	6,805	11,205

EBITDA	$25,831	$30,561	$30,960

Contact:

Bob Jarvis
Investor Relations
Bronco Drilling Company
(405) 242-4444 EXT: 102
bjarvis@broncodrill.com